Exhibit No. 99
CONTACT: REGIS CORPORATION: Mark Fosland – SVP, Finance and Investor
Relations, 952-806-1707

For Immediate Release

REGIS CORPORATION APPOINTS HUGH E. SAWYER AS PRESIDENT AND CEO

MINNEAPOLIS, April 17, 2017 -- Regis Corporation (NYSE: RGS) announced today that after successful completion of the CEO transition Dan Hanrahan has left the Company and the Board has appointed Hugh E. Sawyer to replace Mr. Hanrahan as President and CEO. Mr. Sawyer was also appointed to the Board of Directors, filling the vacancy created by Mr. Hanrahan.

David P. Williams, Regis’ Chairman of the Board, said, “Dan has been instrumental in restructuring Regis’ operations over the last four years. Under his leadership, Dan re-engineered salon support infrastructure, improved the communication and culture from the corporate office to our stylists and strengthened the company’s balance sheet. Dan has refined our vision for the future of Regis by focusing on our franchise business, which the Board believes is critical to deliver increased shareholder value. On behalf of the entire Board, I thank Dan for his contributions to the restructuring, which has positioned us for future growth.”

Mr. Hanrahan commented, “It has been a privilege to help lead the transformation at Regis. I am proud of our accomplishments and am confident Regis is well positioned to prosper in the coming years.”

Mr. Sawyer, 62, has served as President or CEO of eight companies and on numerous boards of directors over a forty-year career. He was most recently a Managing Director of Huron Consulting Group Inc. (“Huron”), a management consulting firm, since January 2010, and was a leader of the Operational Improvement Service Line for Huron's Business Advisory Practice. Mr. Williams stated, “The Board is delighted to have Hugh join the company. He has significant, relevant experience in driving sustainable operational improvements and strategic transformations in a broad range of industries including the service sector. He has an extensive background in businesses with large sophisticated constituents facing complex circumstances.”

Mr. Sawyer stated, “It is a privilege to join the Regis team and I look forward to building on the great work already underway. The Regis organization has a portfolio of strong brands, incredibly talented stylists and a creative group of dedicated managers and professionals. We will remain committed to serving our customers well and creating value for our shareholders.”

In connection with Mr. Sawyer’s appointment, Regis will grant him initial equity awards having an aggregate value of $5 million, 80% of which will be in the form of stock-settled stock appreciation rights and 20% in the form of restricted stock units. Mr. Sawyer will not receive an additional equity grant when Regis makes its fiscal 2018 annual grants in August 2017. The initial grant stock appreciation rights will be issued in reliance on the employment inducement exception to the New York Stock Exchange rules, Rule 303A.08. The stock appreciation rights will vest in full on the second anniversary of the date of grant, have a ten year term and an exercise price equal to the closing price of the company’s common stock on the trading day prior to Mr. Sawyer’s employment commencement date, subject to certain other terms in an award agreement.

About Regis Corporation
Regis Corporation (NYSE:RGS) is the leader in beauty salons and cosmetology education. As of December 31, 2016, the Company owned, franchised or held ownership interests in 9,388 worldwide locations. Regis’ corporate and franchised locations operate under concepts such as Supercuts, SmartStyle, MasterCuts, Regis Salons, Sassoon Salon, Cost Cutters and First Choice Haircutters. Regis maintains ownership interests in Empire Education Group in the U.S. and the MY Style concepts in Japan. For additional information about the Company, including a reconciliation of certain non-GAAP financial information and certain supplemental financial information, please visit the Investor Information section of the corporate website at www.regiscorp.com. To join Regis Corporation’s email alert list, click on this link: http://www.b2i.us/irpass.asp?BzID=913&to=ea&Nav=1&S=0&L=1

This press release may contain “forward-looking statements” within the meaning of the federal securities laws, including statements concerning anticipated future events and expectations that are not historical facts. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements in this document reflect management’s best judgment at the time they are made, but all such statements are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those expressed in or implied by the statements herein. Such forward-looking statements are often identified herein by use of words including, but not limited to, “may,” “believe,” “project,” “forecast,” “expect,” “estimate,” “anticipate,” and “plan.” In addition, the following factors could affect the Company’s actual results and cause such results to differ materially from those expressed in forward-looking statements. These factors include the continued ability of the Company to evolve and execute our strategy and build on the foundational initiatives that we have implemented; the success of our stylists and our ability to attract, train and retain talented stylists; our ability to sell company-owned salons to franchisees; performance of our franchisees; changes in regulatory and statutory laws; our ability to manage cyber threats and protect the security of sensitive information about our guests, employees, vendors or Company information; changes in tax exposure; the effect of changes to healthcare laws; reliance on management information systems; financial performance of Empire Education Group; reliance on external vendors; consumer shopping trends and changes in manufacturer distribution channels; competition within the personal hair care industry; changes in interest rates and foreign currency exchange rates; failure to standardize operating processes across brands; the ability of the Company to maintain satisfactory relationships with certain companies and suppliers; the continued ability of the Company to implement cost reduction initiatives; compliance with debt covenants; changes in economic conditions; changes in consumer tastes and fashion trends; or other factors not listed above. Additional information concerning potential factors that could affect future financial results is set forth in the Company’s Annual Report on Form 10-K for the year ended June 30, 2016. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. However, your attention is directed to any further disclosures made in our subsequent annual and periodic reports filed or furnished with the SEC on Forms 10-K, 10-Q and 8-K and Proxy Statements on Schedule 14A.